Exhibit 10.19


                           TRITON ENERGY LIMITED
                 AMENDED AND RESTATED RESTRICTED STOCK PLAN
                             SECOND AMENDMENT


       This Second Amendment to the Triton Energy Limited Amended and Restated Restricted Stock Plan (this "Amendment") is executed by Triton Energy Limited, a Cayman Islands company ("Triton"), as of the effective date specified below.

                              R E C I T A L S:

          A. Triton's predecessor, Triton Energy Corporation, a Delaware corporation ("Triton Delaware"), adopted the Triton Energy Corporation Amended and Restated Restricted Stock Plan (as amended to date, the "Plan") in 1993, the purpose of which is to encourage ownership of shares by employees of Triton and its subsidiaries and to provide incentives for the employees to promote the success of the business of Triton and its subsidiaries;

        B. Pursuant to an Agrement and Plan of Merger among Triton, Triton Delaware and a subsidiary of Triton, which was effected on March 25, 1996, Triton assumend the rights and obligations of Triton Delaware under the Plan, and Triton's Ordinary Shares, par value $.01 per share ("Ordinary Shares"), became issuable pursuant to the terms of the Plan;

     C. The Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended;

          D. Triton desires to amend the Plan to increase the number of Ordinary Shares issuable pursuant to the Plan, and the shareholders of Triton approved such an amendment at Trtion's Annual Meeting of Shareholders held on May 7, 1996, and to effect certain other amendments;

       NOW, THEREFORE, in accordance with Section 1.7 of the Plan, the Plan is amended in the following respects:

      1. The name of the Plan is changed to "Triton Energy Limited Amended and Restated Restricted Stock Plan" and the definition of "Plan" contained therein shall be deemed amended accordingly.

          2. All references in the Plan to "the Company" shall be deemed to be references to Triton Energy Limited, a Cayman Islands company. All references to "Common Stack" shall be deemed to be references to Ordinary Shares, par value $.01 per share, of Triton Energy Limited.

          3.The first sentence of Section 1.4. of the Plan is amended in its entirety to read as follows:

          "The maximum aggregate number of Ordinary Shares subject to the Plan shall be 100,000."

          Except as amended by the provisions of this Amendment, all other provisions of the Plan remain in full force and effect.

     IN WITNESS WHEREOF, Triton Energy Limited has caused this Amendment to be executed by its duly authorized officer as of this 7th day of May, 1996.


                              TRITON ENERGY LIMITED



                                          By:/s/ Robert B. Holland, III
                                                 Robert B. Holland, III
                                           Sr. Vice President, General Counsel
                                            and Secretary